EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-49363, 333-47760, 333-54060, 333-54062, 333-53982, 333-65694, 333-66650, and 333-109043 of GSI Commerce, Inc. on Forms S-8 of our report dated March 9, 2004, appearing in the Annual Report on Form 10-K of GSI Commerce, Inc. for the year ended January 3, 2004.

Philadelphia, Pennsylvania

March 16, 2004